Exhibit 10.1

FIRST AMENDMENT TO CLOUD DX PERPETUAL SOFTWARE LICENSE AGREEMENT

THIS FIRST AMENDMENT TO THE CLOUD DX PERPETUAL SOFTWARE LICENSE AGREEMENT (this “First Amendment”) is entered into as of March 6, 2020, by and between CLOUD DX INC. (“Cloud Dx”), a corporation incorporated under the laws of the State of Delaware (“Licensor”); NOVO INTEGRATED SCIENCES, INC., a corporation incorporated under the laws of the State of Nevada (the “Parent”) and NOVO HEALTHNET LIMITED, a wholly owned Canadian subsidiary of the Parent (the “Licensee”) (collectively “the parties”). Capitalized terms used but not otherwise defined in this First Amendment shall have the respective meanings ascribed to them in the Agreement (as defined below), which will remain in full force and effect as amended hereby.

WITNESSETH:

WHEREAS, the parties entered into that certain Cloud Dx Perpetual Software License Agreement, dated as of February 26, 2019 (the “Agreement”);

WHEREAS, the Parties hereto desire to amend certain terms and provisions of the Agreement, as set forth herein.

WHEREAS, the total Licensor Price of the perpetual license including an initial bundled Pulsewave device stocking order as described in Schedule “A” (d) and the Additional Services and Privileges as described in Schedule “D”, of the Agreement, was CAD$1,250,000.00 (the “Licensor Fee”);

WHEREAS, upon closing of the Agreement, CAD$1,000,000 was paid to Cloud Dx, by the Parent, in the form of 458,349 Parent restricted common shares, par value $0.001, (the “Payment Shares”);

WHEREAS, the parties desire to define updated terms for payment of the additional CAD$250,000 portion of the Licensor Fee which converts to USD$186,231 (the “Additional Payment”).

WHEREAS, the parties desire to provide the payment terms for a USD$200,000.00 one-time fee related to the Licensor granting the Licensee the herein defined amendment payment terms (the “One-Time Fee”) to be paid in Parent restricted common shares, par value $0.001, at a prescribed value of USD$0.40.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and for other valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows:

1. Amendments to the Agreement.

1.1 Amended Payment Terms.

i.	Specific to settling the Additional Payment amount of CAD$250,000 (USD$186,231) owed by the Licensee to the Licensor, the Licensor agrees to accept a one-time payment of 465,578 Parent restricted common shares, par value $0.001, as determined by dividing the USD$186,231 Additional Payment amount by USD$0.40.

ii.	Specific to settling the One-Time Fee amount of USD$200,000 owed by the Licensee to the Licensor, the Licensor agrees to accept a one-time payment of 500,000 Parent restricted common shares, par value $0.001, as determined by dividing the USD$200,000 One-Time Fee amount by USD$0.40.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed and delivered by their duly authorized representatives, as of the date written above.

Licensor
CLOUD DX, INC.

By:	/s/ Robert Kaul
Name:	Robert Kaul
Title:	CEO

Licensee
NOVO HEALTHNET LIMITED

By:	/s/ Robert Mattacchione
Name:	Robert Mattacchione
Title:	Chairman

Parent
NOVO INTEGRATED SCIENCES, INC.

By:	/s/ Robert Mattacchione
Name:	Robert Mattacchione
Title:	CEO